                                                                    EXHIBIT 10.9



                               SUPPORT AGREEMENT


                 THIS SUPPORT AGREEMENT (this "Agreement"), dated as of July 15, 1992 by and between Motorola Inc., a Delaware corporation ("Motorola") and Iridium, Inc., a Delaware corporation ("Iridium").

                 WHEREAS, Iridium is a company formed to own and operate the space and system control segments of the IRIDIUM system;

                 WHEREAS, Iridium requires certain administrative, legal, financial and other services in order to conduct its business and Motorola has provided, and has agreed to provide, certain of these services to Iridium;

                 AND WHEREAS, Motorola and Iridium wish to memorialize their agreements as to the services provided, and to be provided, to Iridium and the payments to be made by Iridium to Motorola for such services;

                 NOW THEREFORE, in consideration of the mutual covenants contained herein, Motorola and Iridium hereby agree as follows:

                 1.  Legal and Financial Advisors.

                 (a)      Prior to the date hereof, Motorola:

                          (1) Retained Goldman, Sachs & Co. ("GS&Co") to act as Iridium's financial advisor in connection with offerings of its debt and equity securities.

                          (2) Retained Kirkland & Ellis ("K&E") to act as Iridium's legal advisor in connection with offerings of its debt and equity securities.

                          (3) Retained Steptoe & Johnson ("S&J") to represent interest of the Iridium system before the Federal Communications Commission and other agencies of the United States government.

                          (4) Retained Fletcher, Heald & Hildreth ("F.&H") to represent the interest of the Iridium system before the Federal Communications Commission and other agencies of the United States government.

                 (b) Iridium hereby ratifies and approves Motorola's retention of GS&Co, K&E, S&J and F.&H for such purposes and agrees to reimburse Motorola on demand for the fees, expenses and other charges of GS&Co, K&E, S&J and F.&H in connection with services performed on Iridium's behalf.

                 2. Consultants. If an officer of Iridium asks Motorola to retain a third party consulting organization to provide services to Iridium,
(i) Motorola shall retain such organization for such purpose and (ii) Iridium shall reimburse Motorola on demand for the fees, expenses and other charges of such organization in connection with services performed on Iridium's behalf.

                 3.  Motorola Employees.

                 (a) As of October 1, 1991 (or, in certain cases, as of later dates), Motorola has seconded the Motorola employees listed on Exhibit A hereto (each a "Seconded Employee") to act as officers and employees of Iridium. If Motorola and Iridium so agree in writing, additional employees of Motorola shall become Seconded Employees.

                 (b) Iridium shall reimburse Motorola on demand for the compensation, benefits and out-of-pocket expenses of each Seconded Employee from the date such Seconded Employee is seconded to Iridium until the date on which either (i) such Seconded Employee ceases to act as an officer or employee of Iridium for whatever reason or (ii) such Seconded Employee resigns his or her employment with Motorola and becomes an employee of Iridium.

                 (c) If Iridium and Motorola agree that employees of Motorola other than Seconded Employees shall provide services to Iridium, Iridium shall reimburse Motorola on demand for the compensation, benefits and out-of-pocket expenses of such employees for the periods during which such employees provide services to Iridium.

                 (d) Iridium shall also reimburse Motorola on demand for the compensation, benefits and out-of-pocket expenses paid or incurred by Motorola for each Iridium employee, including those Iridium employees listed on Exhibit B hereto as "Other Employees".

                 4. Books and Records. Motorola shall (i) keep full and adequate books of accounts and records reflecting all transactions and matters covered by this Agreement in accordance with its normal accounting practices and principles and (ii) make such books and records available to Iridium at all reasonable times for inspection and copying.

                 5. Independent Contractor. In providing services hereunder, Motorola shall act solely as an independent contractor. Nothing herein shall create a partnership, joint





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
venture or relationship of principal and agent between Motorola and Iridium. Notwithstanding any other provision hereof, the business and affairs of Iridium shall at all times be conducted by or under the direction of its board of directors.

                 6. Access. Iridium shall provide Motorola such access to its properties as is necessary or desirable for Motorola to provide the services contemplated by this Agreement.

                 7. Termination. Either party shall have the right to terminate this Agreement upon 60 days written notice to the other party and Motorola shall have the right to terminate this Agreement at any time when Motorola owns less than half of Iridium's then outstanding voting securities; provided, however, that Iridium's obligation to pay Motorola for services rendered prior to the termination of this Agreement under paragraphs 1, 2 and 3 hereof will survive the termination of this Agreement.

                 8. Successors and Assigns. Iridium shall not assign this Agreement without the prior written consent of Motorola. All covenants and agreements contained in this Agreement by or on behalf of either of the parties hereto shall bind the respective successors and assigns of such parties and shall inure to the benefit of the permitted successors and assigns of such parties, whether so expressed or not.

                 9. Notices. All notices and other communications provided for in this Agreement shall be delivered and sent by first class mail (postage paid, return receipt requested) to Motorola at:

                          Motorola, Inc.
                          1303 East Algonquin Road
                          Schaumburg, Illinois   60196
                          Facsimile:  708-576-3258
                          Attention: Law Department

or at such other address as Motorola shall have furnished to Iridium and to Iridium, at:

                          Iridium, Inc.
                          1350 I Street, N.W., Suite 400
                          Washington, D.C.  20005
                          Facsimile: 202-842-3578
                          Attention:   President

 or at such other address as Iridium shall have furnished to Motorola.





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
                 10. Governing Law. This Agreement will be governed by the laws of the State of Illinois without giving effect to any choice of law provision or rule that would cause the application of the laws of any other jurisdiction.

                 11. Amendments and Waivers. This Agreement may be amended and the observance of any provision hereof may be waived (either generally or in particular instances and either retroactively or prospectively) only with the written consent of Motorola and Iridium.

                 12. Entire Agreement. This Agreement constitutes the entire agreement between Motorola and Iridium regarding the subject matter hereof and supersedes any understandings, agreements, or representations by such parties, written or oral, made at any time prior to the date hereof that relate to the subject matter hereof.

                 13. Descriptive Headings. The descriptive headings in this Agreement are inserted for convenience only and are not part of this Agreement.

                 14. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original.

                           *     *     *     *     *

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                         MOTOROLA, INC.



                         By:    /s/ Durrell Hillis
                             ---------------------------------

                         Its:    Corporate Vice  President and General
                                 Manager

                         IRIDIUM, INC.



                         By:     /s/ Jerrold D. Adams
                              -----------------------------

                         Its:    President and Chief Operating Officer





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
                                                                    EXHIBIT A TO
                                                               SUPPORT AGREEMENT


                               SECONDED EMPLOYEES

                               Jerrold D. Adams
                               Elaine Almgren
                               Annette Baretincic
                               Steven Cheston
                               Gordon J. Cornerford
                               Richard Everett
                               James Foley
                               Mark Gercenstein
                               Laurence Groberg
                               Dan Hernandez
                               Robert W. Kinzie
                               Juan H. Macias
                               Leo Mondale
                               Julia Osborne





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
                                                                    EXHIBIT B TO
                                                               SUPPORT AGREEMENT



                                OTHER EMPLOYEES

                                William English
                                Robert Pizzimenti
                                Emeric Podraczky
                                John Windolph





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
                      AMENDMENT NO. 1 TO SUPPORT AGREEMENT


                 THIS AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT is dated as of July 26, 1993 and is by and between Iridium, Inc., a Delaware corporation ("Iridium"), and Motorola, Inc., a Delaware corporation ("Motorola").

                 WHEREAS, the parties hereto are parties to a Support Agreement dated as of July 15, 1992 (the "Support Agreement") pursuant to which, among other things, Motorola and Iridium memorialized their agreements as to the services provided, and to be provided, to Iridium and the payments to be made by Iridium to Motorola for such services;

                 WHEREAS, the initial offering of Iridium stock to investors pursuant to the Stock Purchase Agreement dated as of July 19, 1993 (the "Stock Purchase Agreement") is scheduled to close on July 29, 1993 and the parties wish to amend the Support Agreement in connection with such closing;

                 NOW, THEREFORE, the parties hereto agree as follows:

                 1. Amendments to Support Agreement. The Support Agreement is hereby amended as follows:

                 1.1 Paragraph 1 of the Support Agreement is hereby amended to add the following at the end thereof:

                 "(c)     In addition to retaining the foregoing advisors,
                 Motorola has or will retain legal counsel in countries other than the United States for the purpose of obtaining advice with respect to the potential participation of non-United States companies in Iridium's offering of equity securities and Iridium hereby ratifies and approves Motorola's retention of such legal counsel for such purposes and agrees to reimburse Motorola on demand for the fees, expenses and other charges of such counsel in connection with services performed by them at Motorola's or its counsel's request in such regard, regardless of whether companies from the countries with respect to which such advice is sought actually participate in Iridium's offering of equity securities."

                 1.2 Paragraph 6 of the Support Agreement is hereby amended to add the following at the end thereof:

                 "Iridium shall also indemnify and hold Motorola harmless from and against (I) any liability arising out of claims that Motorola has liabilities or obligations to any employee of Iridium, as a co-employer or otherwise (except with respect to claims arising out of periods during which such employee was a direct employee of Motorola) and (ii) any liability arising out of claims by others that Motorola has liabilities or obligations to them arising out of the acts, omissions or status of any employee of Iridium (except with respect to claims arising out of periods during which such employee was a direct employee of Motorola and not seconded to Iridium pursuant to this Agreement) or of any employee of Motorola who has been seconded to Iridium (only with respect to claims arising out of periods during which such employee was seconded to Iridium)."

                 1.3 Paragraph 7 of the Support Agreement is hereby amended to read in its entirety as follows:

                 "7.      Access; Post-Closing Cooperation.  Iridium shall
                 provide Motorola such access to its properties as is necessary or desirable for Motorola to provide the services contemplated by this Agreement. Iridium and Motorola agree that each of the Seconded Employees and such Iridium personnel as Iridium deems appropriate may continue to be employees of Motorola for a transition period after the Closing (as defined in the Stock Purchase Agreement dated as of July 19, 1993 to which Iridium, Motorola and certain investors in Iridium are a party (the "Stock Purchase Agreement")) of between two weeks and nine months after the Closing and Iridium and Motorola shall cooperate in this regard and agree that paragraph 3 hereof shall apply with respect to such Seconded Employees and such other Iridium personnel. In addition, in recognition of the fact that Motorola will likely become a Covering investor (as defined in the Stock Purchase Agreement), Iridium hereby agrees to fully cooperate with Motorola, at Iridium's sole cost and expense, in Motorola's effort to sell any Iridium shares that Motorola purchases as a Covering investor and to assign any and all rights and obligations associated with such shares. Such cooperation shall include, without limitation,
                 (i) assisting Motorola in preparing written and oral disclosures to prospective purchasers of such shares of information relating to Iridium and its business, (ii) having Iridium personnel meet with prospective purchasers and make presentations to them regarding Iridium and its business,
                 (iii) providing Motorola with access to Iridium's books and records and (iv) cooperating with Motorola in the production and execution of documents required or advisable in Motorola's judgment to consummate a transfer of Iridium shares by Motorola to any such purchaser. Iridium shall also indemnify defend and hold harmless Motorola and its directors, officers, employees and agents from and against the entirety of any losses, claims, damages, liabilities and expenses asserted against or imposed upon or





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
                 incurred by any of them arising out of, based upon or caused by any untrue or alleged untrue statement of material fact contained in any disclosures or written information provided by or on behalf of Iridium of the kind described in the foregoing sentence or any omission or alleged omission of a material fact required to be stated in any of such disclosures or written information or necessary to make the statements therein not misleading."

                          1.4 Paragraph 8 of the Support Agreement is hereby amended to delete the phrase "paragraph 6 hereof" therein and replace it with the phrase "paragraphs 6 and 7 hereof".

                 2. No Further Effect. Each of the parties hereto hereby ratifies and confirms all of its liabilities and obligations under the Support Agreement and agrees that the Support Agreement continues in full force and effect as modified in this Amendment. All references in the Support Agreement to "this Agreement" shall be deemed to refer to the Support Agreement as amended by this Amendment.

                 3. Counterparts. This Amendment may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Amendment.

                 IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                              IRIDIUM, INC.



                              By:  /s/ JERROLD D. ADAMS
                                 --------------------------------

                              Its: President and Chief
                                   ------------------------------
                                   Operating Officer



                              MOTOROLA, INC.



                              By:
                                 --------------------------------

                              Its:
                                  -------------------------------





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